UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  June 11, 2010

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Oil Service HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16311 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 5, 2010, Merrill Lynch, Pierce, Fenner & Smith Incorporated filed a Current Report on Form 8-K (the “8-K”) in connection with the Oil Service HOLDRS Trust.  The 8-K included a Prospectus Supplement, dated May 5, 2010 (the “Prospectus Supplement”), of the Oil Service HOLDRS Trust that was filed as an Exhibit to the 8-K.  This amendment to the 8-K is being filed solely to correct that the Prospectus Supplement supplements the Prospectus, dated March 11, 2009, of Oil Service HOLDRS Trust.  A copy of the revised Prospectus Supplement is included as an Exhibit hereto.  No other information in the 8-K or the Prospectus Supplement has been updated.

Item 8.01.	Other Events

On April 29, 2010, the merger of BJ Services Company and Baker Hughes Inc. became effective.  As a result, BJ Services Company will no longer be an underlying constituent of the Oil Service HOLDRS Trust.  In connection with the merger, BJ Services Company shareholders will receive 0.40035 of a share of Baker Hughes Inc. and $2.69 in cash for each share of BJ Services Company.  The Bank of New York Mellon will receive 11.2098 shares of Baker Hughes Inc. and $75.32 for the 28 shares of BJ Services Company per 100 share round-lot of Oil Service HOLDRS.  Effective on the date distribution has been completed by The Depository Trust Company, 32.2098 shares of Baker Hughes Inc. will be required for creations/cancellations of each 100 share round-lot of Oil Service HOLDRS.  The record date for the distribution will be May 6, 2010 and the distribution date is to be determined.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Oil Service HOLDRS Trust Prospectus Supplement dated June 11, 2010 to Prospectus dated March 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: June 11, 2010	By:	/s/ Liam B. O’Neil
		Name:	Liam B. O’Neil
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Oil Service HOLDRS Trust Prospectus Supplement dated June 11, 2010 to Prospectus dated March 11, 2009.